SCHEDULE 14A
(Rule 14a–101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☑           Definitive Proxy Statement
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☐           Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PREMIER FINANCIAL BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

________________________________________________________
(Name of Person Filing Proxy Statement, if other than Registrant)

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PREMIER FINANCIAL BANCORP, INC.
2883 5th Avenue
Huntington, West Virginia 25702
________________

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD

JUNE 18, 2014
________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Premier Financial Bancorp, Inc. will be held at the Pullman Plaza Hotel located at 1001 3rd Avenue, Huntington, West Virginia on Wednesday, June 18, 2014 at 10:30 a.m. (EDT) for the following purposes:

(1)	To elect the eight (8) nominees named in the accompanying proxy statement as directors to serve until the 2015 Annual Meeting of Shareholders and until their successors are elected and qualified;

(2)	To ratify the appointment of Crowe Horwath, LLP as the Company’s independent accountants for the 2014 fiscal year;

(3)	To consider and approve the Company’s executive compensation in an advisory vote; and

(4)	To transact such other business as may properly come before the meeting.

The Board of Directors has set the close of business on April 30, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 18, 2014.  The 2014 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2013 are also available at www.cfpproxy.com/4881.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES BY (1) COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, (2) A TOLL-FREE TELEPHONE CALL TO THE NUMBER LISTED ON THE PROXY CARD OR (3) USING THE INTERNET VOTING PROCEDURE DESCRIBED ON THE PROXY CARD.  SHAREHOLDERS ATTENDING THE MEETING IN PERSON MAY VOTE IN PERSON THOUGH YOU HAVE PREVIOUSLY EXECUTED A PROXY.

By Order of the Board of Directors,
/s/ Toney K. Adkins.
Toney K. Adkins
Secretary

Huntington, West Virginia
May 15, 2014

PREMIER FINANCIAL BANCORP, INC.
2883 5th Avenue
Huntington, West Virginia 25702

________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD

JUNE 18, 2014
________________

INTRODUCTION

This Proxy Statement is being furnished to shareholders of Premier Financial Bancorp, Inc., a Kentucky corporation (the "Company" or “Premier”), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of record of the Company's outstanding shares of common stock, no par value per share (the "Common Stock"), as of the close of business on April 30, 2014 for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, June 18, 2014 at 10:30 a.m. (eastern daylight time) at the Pullman Plaza Hotel, 1001 3rd Avenue, Huntington West Virginia and at any adjournment or postponement thereof.   The approximate mailing date of this Proxy Statement was May 15, 2014.

PURPOSES OF THE ANNUAL MEETING

At the Annual Meeting, holders of shares of Common Stock will be asked to consider and vote upon the following matters:

(1)	The election of the eight nominees named in this proxy statement as directors of the Company who will serve until the 2015 Annual Meeting and until their successors are elected and qualified;

(2)	The ratification of the appointment of Crowe Horwath LLP as the Company's independent accountants for the fiscal year ending December 31, 2014;

(3)	To consider and approve the Company’s executive compensation in an advisory vote; and

(4)	The transaction of such other business as may properly come before the Annual Meeting.

The Board of Directors has unanimously recommended that shareholders vote "FOR" the election of the Board of Directors’ eight nominees for election as directors of the Company, "FOR" the ratification of the Audit Committee of the Board of Directors’ appointment of Crowe Horwath LLP as the Company's independent accountants, and “FOR” the approval of the advisory proposal on executive compensation.  As of the date of this Proxy Statement, the Board of Directors knows of no other business to come before the Annual Meeting.

VOTING RIGHTS AND PROXY INFORMATION

Only holders of record of shares of Common Stock as of the close of business on     April 30, 2014 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.  Such holders of shares of Common Stock are entitled to one vote per share on any matter, other than the election of directors, which may properly come before the Annual Meeting.  In the election of directors, holders of Common Stock have cumulative voting rights whereby each holder is entitled to vote the number of shares of Common Stock held multiplied by eight (the number of directors to be elected at the Annual Meeting), and each holder may cast the whole number of votes for one candidate or distribute such votes among two or more candidates.  The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum at the Annual Meeting.  As of the Record Date it is anticipated that 8,046,846 shares of Common Stock will be outstanding.

Those nominees for election to the Board of Directors receiving the eight highest number of votes in the election of directors will be elected to the Board.  The appointment of Crowe Horwath LLP as the Company's independent accountants for 2014 will be ratified if the votes cast in favor of ratification exceed the votes cast against ratification. The proposal on executive compensation will be approved in a non-binding advisory vote if the shares cast in favor exceed the votes cast against approval.

You can vote by (i) signing, dating and mailing the enclosed proxy card, (ii) by attending the annual meeting in person, or (iii) following the instructions on your notice for voting by telephone or on the internet.

All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies.  If no instructions are indicated, such proxies will be voted for the election of the Board of Directors’ eight nominees as directors of the Company (or, if deemed appropriate by the individuals appointed in the proxies, cumulatively voted for less than all of the Board's nominees to ensure the election of as many of the Board's nominees as possible), for the ratification of the appointment of Crowe Horwath LLP as the Company's independent accountants, and for approval of the proposal on executive compensation.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy), or (iv) entering a later dated telephone call or internet vote (if initially able to vote in that manner) so long as the vote or voting direction is received by 3:00 a.m. eastern daylight time on June 18, 2014.  Any written notice revoking a proxy should be sent to the Company, to the attention of Toney K. Adkins, Secretary.

The Company will bear the cost of this solicitation.  In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock, and will reimburse them for their expenses in so doing.  Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal meeting, mail, telephone, facsimile or other electronic means.

EFFECT OF NOT CASTING YOUR VOTE

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this proxy statement), and the advisory proposal on executive compensation (Item 3 of this proxy statement).  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors or on executive compensation, your bank or broker was allowed to vote those shares on your behalf in the election of directors and on executive compensation as they felt appropriate.

Current regulations take away the ability of your bank or broker to vote your uninstructed shares in the election of directors and on executive compensation on a discretionary basis.  Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or on executive compensation no votes will be cast on your behalf.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2 of this proxy statement).

If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

ANNUAL REPORT

The Company's 2013 Annual Report, which includes audited consolidated financial statements, accompanies this Proxy Statement.  The Company will furnish without cost to any shareholder, upon request, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.  Requests should be in writing and directed to the Company, to the attention of Brien M. Chase, Chief Financial Officer.

PRINCIPAL SHAREHOLDERS

As of March 15, 2014, the following individuals or entities reported beneficial ownership of Common Stock in excess of 5% of the Company's outstanding Common Stock:

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED(1)	PERCENTAGE OF OUTSTANDING SHARES
Marshall T. Reynolds P.O. Box 4040 Huntington, West Virginia 25729	830,990	10.3%
John Sheldon Clark 1633 Broadway, 30th Floor New York, New York 10019	506,095	6.3%

_______________

(1)
The information contained in this column is based upon information furnished to the Company by the named individuals and the shareholder records of the Company.  Except where otherwise indicated, this column represents the number of shares beneficially owned, which includes shares as to which a person has sole or shared voting and/or investment power.

ELECTION OF DIRECTORS
(Item 1 on Proxy)

A board of eight directors of the Company is to be elected at the Annual Meeting, each of whom is to serve, subject to the provisions of the Company's bylaws, until the 2015 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.  The names of the nominees proposed for election as directors, all of whom are presently directors of the Company, are set forth below and the following information is furnished with respect to each:

Nominee	Age	Principal Occupation or Employment(1)	Director of Company Continuously Since

Toney K. Adkins	64
Retired, President and Chief Operating Officer, Champion Industries, Inc. (commercial printing and office supplies).  Prior to becoming President and Chief Operating Officer of Champion Industries in January 2005, Mr. Adkins served as its Vice President - Administration since 1996.

			7/12/91
Mr. Adkins’ long-term experience as President and Chief Operating Office of Champion Industries, Inc., a publicly traded company, provides insight on operational issues and business management.  Mr. Adkins is also a long-term director of one of the Company’s subsidiaries, Citizens Deposit Bank, and provides direct oversight at the local level.

Harry M. Hatfield	66	Attorney-at-law, Hatfield & Hatfield since 1973	6/20/12
Mr. Hatfield’s long experience as an attorney provides insight to local lending as well as familiarity with the legal aspects of business.  Mr. Hatfield resides in the local community of one the Company’s subsidiaries, Premier Bank, Inc. He has served as Chairman of the Board of Premier Bank (and its predecessor Boone County Bank) since its formation by the Company in 1998, providing direct oversight at the local level.

Lloyd G. Jackson II	60	President and CEO, Jackson Management Company (a natural gas production and operations management company)	6/20/12
Mr. Jackson’s experience in the production of natural gas and operation of natural gas properties provides insight into one of West Virginia’s primary industries as well as the Company’s strategic and operational decisions. In addition, Mr. Jackson’s involvement as a director or trustee of many of West Virginia’s prominent non-profit and education organizations such as the Claude Worthington Benedum Foundation, the West Virginia Board of Education, the Clay Center for the Arts and Sciences of West Virginia, West Virginia Wesleyan College, Vision Shared West Virginia and the Discover the Real West Virginia Foundation provide insight into the business and educational climate of the state. Mr. Jackson has served as a director the Company’s Premier Bank subsidiary (and its predecessor Boone County Bank) since its formation by the Company in 1998, providing direct oversight at the local level.

Keith F. Molihan	71	Retired Executive Director, Ironton/Lawrence County Area Community Action Organization	9/14/99
Mr. Molihan’s career in local community economic development provides insight on lending decisions as well as business management.  As an extension of his economic development activities, Mr. Molihan helped to organize Ohio River Bank, headquartered in the Ironton, Ohio where he resides,  and served as the bank’s only Chairman of the Board. Ohio River Bank became a subsidiary of the Company in March 1998 and was merged into Citizens Deposit Bank & Trust in August 2012.  Mr. Molihan now serves as a director of Citizens Deposit Bank & Trust, providing direct oversight at the local level.

Nominee	Age	Principal Occupation or Employment(1)	Director of Company Continuously Since

Marshall T. Reynolds	77
Chairman and Chief Executive Officer, Champion Industries, Inc.  Mr. Reynolds serves as the Company's Chairman of the Board.  From 1985 to November 1993, Mr. Reynolds also served as Chairman of the Board of Directors of Bank One West Virginia, N.A. (and its predecessor, Key Centurion Bancshares, Inc.).

			1/19/96
Mr. Reynolds is an entrepreneur in many industries in addition to the financial services industry.  He owns stock in many banks both regionally and nationally.  His banking experience as well as his other industry experience provide unique insight in setting the Board’s agenda as well as lending decisions, business management and expansion strategies for the Company.  Mr. Reynolds serves as a director of one of the Company’s subsidiaries, Citizens Deposit Bank, providing direct oversight at the local level.  Mr. Reynolds also served as a director of another of the Company’s subsidiaries, Adams National Bank, until that bank was merged into Premier Bank on April 8, 2011.

Neal W. Scaggs	78	President, Baisden Brothers, Inc.	9/8/98
Mr. Scaggs is a retired entrepreneur in the retail auto parts industry.  He has served and continues to serve on the Board of Directors of various publicly traded companies.  His business acumen as well as his participation on the boards of other publicly traded companies provides insight on lending decisions and business management.  Mr. Scaggs resides in the local community of one the Company’s subsidiaries, Boone County Bank, and served as a director of that bank through March 2011, providing direct oversight at the local level.

Robert W. Walker	67
President and Chief Executive Officer of the Company.  Prior to becoming the President and Chief Executive Officer of the Company, Mr. Walker was President of Boone County Bank, Inc.(now Premier Bank, Inc.) from September 1998 to October 2001.  Prior to that, Mr. Walker was a regional president at Bank One West Virginia N.A
.
			10/17/01
Mr. Walker has a 30+ year banking career in West Virginia.  He is a past Chairman of the West Virginia Bankers Association.  He also serves as a director at each of the Company’s subsidiary banks.  His broad banking experience and leadership skills provide lending insight as well as management skills for the Company.

Thomas W. Wright	60	Owner and Chairman, NexQuest, Inc. (management company)	4/18/01
Mr. Wright is a business entrepreneur in many industries including restaurant ownership and waste management.  He has also served as a director of other publicly traded companies.  His business acumen as well as his participation on the board’s of other publicly traded companies provides insight on staff management and business management.

(1)	Except where otherwise indicated, this principal occupation or employment has continued during the past five years.

The Company’s Board of Directors recommends that shareholders vote "FOR" the election of each of the Company's nominees for election as a director.

The Board of Directors does not contemplate that any of the nominees will be unable to accept election as a director for any reason.  However, in the event that one or more of such nominees is unable or unwilling to serve, the persons named in the proxies or their substitutes shall have authority, according to their judgment, to vote or to refrain from voting for other individuals as directors.

      The Nominating Committee of the Board of Directors considers nominations of candidates for election as directors.  The Company's bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors (the "Shareholder Notice Procedure").  The Shareholder Notice Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors, or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company.  Under the Shareholder Notice Procedure, to be timely, notice of shareholder nominations to be made at an annual or special meeting must be received by the Company not less than 14 days nor more than 50 days prior to the scheduled date of the meeting (or, if less than 21 days notice of the date of the meeting is given, the 7th day following the day such notice was given).

Under the Shareholder Notice Procedure, a shareholder's notice to the Company proposing to nominate a person for election as a director must contain certain information, including, without limitation, the identity and address of the nominating shareholder, the number of shares of Common Stock that are owned by such shareholder and the name and address of the proposed nominee.  If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated in accordance with the Shareholder Notice Procedure, such person will not be eligible for election as a director.

By requiring advance notice of nominations by shareholders, the Shareholder Notice Procedure affords the Nominating Committee of the Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Nominating Committee, to inform shareholders about such qualifications.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Meetings and Committees
During 2013, the full Board of Directors met fifteen times, the Compensation Committee met five times, the Information Technology Committee met three times, the Nominating Committee met once, and the Audit Committee met nine times.  Each director attended seventy-five percent or more of all meetings of the Board of Directors and committees of the Board on which he serves.  The Company strongly encourages all members of the Board of Directors to attend the annual meeting of shareholders each year.  At the prior year's annual shareholder meeting all directors were in attendance.

The Board of Directors consists of a majority of "independent directors" as such term is defined in the Nasdaq Stock Market Marketplace Rules.  The Board of Directors has determined that Harry M. Hatfield, Lloyd G. Jackson II, Keith F. Molihan, Neal W. Scaggs and Thomas W. Wright are independent directors.  The independent directors met twice in executive session during 2013.

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  Currently, the Board has determined that separating the roles of Chairman and Chief Executive Officer is in the best interest of the Company’s shareholders at this time.  This structure permits the Chief Executive Officer to focus on the management of the company’s day-to-day operations and ensures a greater role for the Chairman in setting agendas, establishing priorities, and fulfilling the Board’s roles and responsibilities on behalf of the shareholders.

The Board of Directors has adopted a formal policy by which shareholders may communicate with members of the Board of Directors by mail addressed to an individual member of the Board, to the full Board, or to a particular committee of the Board, at the following address: c/o Premier Financial Bancorp, Inc., 2883 5th Avenue, Huntington, West Virginia 25702.

The Board of Directors has three standing committees: a Compensation Committee, a Nominating Committee and an Audit Committee.

Board Role in Risk Oversight
The Company faces a variety of risks including credit risk, liquidity risk, operational risk and reputational risk.  An effective risk management system will identify the material risks the Company faces in a timely manner, communicate necessary information to senior executives and the Board related to those material risks, implement appropriate and responsive strategies to manage those risks, and integrate the process of risk management into regular decision-making.  The Board has designated the Audit Committee to take the lead in overseeing risk management as the Committee regularly reviews the Company’s internal audit reports, independent compliance audit reports, regulatory examination reports and financial information of the Company.  In addition to the Audit Committee, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s strategies and day-to-day operations.  Certain Directors are also members of some of the subsidiary banks’ local Board of Directors to independently assess first hand the application of risk management processes at the subsidiary bank level.

Compensation of the Board of Directors
Directors who are not full time employees of the Company or any subsidiary receive fees of $1,000 a month for their services.  Board members are also reimbursed for expenses incurred in connection with their services as directors.  Directors receive no compensation for attending committee meetings.

Security Ownership by Directors and Officers
The following table sets forth certain information concerning ownership of Premier’s Common Stock as of March 31, 2014 by (i) each of the directors, (ii) each nominee for director, (iii) each executive officer, and (iv) all directors and executive officers as a group. Except as otherwise noted, each beneficial owner listed below has sole voting and investment power with respect to the shares listed next to the owner’s name.

Name of Beneficial Owner	Common Stock Beneficially Owned as of 3/31/2014(1)	Exercisable Options to Acquire Additional Common Stock as of 3/31/2014(2)	Percentage Of Outstanding Shares

Toney K. Adkins, Director	7,191		*
Harry M. Hatfield, Director (3)	15,266		*
Lloyd G. Jackson, II, Director	13,775		*
Keith F. Molihan, Director	5,826		*
Marshall T. Reynolds, Chairman of the Board (4)	830,990		10.3%
Neal W. Scaggs, Director (5)	113,230		1.4%
Robert W. Walker, Director & Chief Executive Officer (6)	59,513	35,000	1.2%
Thomas W. Wright, Director	45,305		*
Brien M. Chase, Chief Financial Officer (7)	5,094	37,934	*
Dennis J. Klingensmith, Senior Vice President	10,759	20,333	*
Michael R. Mineer, Senior Vice President (8)	17,175	30,901	*
Scot A. Kelley, Vice President, Credit Administration	2,215	14,168	*
Katrina Whitt, Vice President, Human Resources	0	16,117	*
All directors and executive officers as a group (13 in number)	1,126,339	154,453	15.9%
_______________

* The percentage of outstanding shares beneficially owned is less than 1%.

(1)
The information contained in this column is based upon information furnished to the Company by the named individuals and the shareholder records of the Company.  Except where otherwise indicated, this column represents the number of shares beneficially owned, which includes shares as to which a person has sole or shared voting and/or investment power.

(2)	Includes options that are exercisable or will become exercisable within 60 days of March 31, 2014

(3)	Includes 12,500 shares joint voting and investment power shared with spouse.

(4)
Includes 67,830 shares owned directly by spouse, with respect to which reporting person has no voting or investment power; 35,286 shares owned by controlled organizations, and 100,836 jointly held with spouse.  Mr. Reynolds has pledged 406,870 shares as collateral.

(5)	Includes 25,301 shares owned by spouse, with respect to which reporting person has no voting or investment power.

(6)	Includes 9,409 shares owned by spouse, with respect to which reporting person has no voting or investment power.

(7)	Includes 194 shares owned by spouse, with respect to which reporting person has no voting or investment power.

(8)	Includes 2,000 shares joint voting and investment power shared with spouse.

Other Directorships
    The Company's Chairman of the Board, Marshall T. Reynolds, serves as a director of the following publicly held companies or banks whose shares are registered under the Securities Exchange Act of 1934: Champion Industries, Inc., Huntington, West Virginia; First Guaranty Bancshares, Hammond, Louisiana; and Energy Services of America Corporation., Huntington, West Virginia.  He also served as a director of Portec Rail Products, Inc., Pittsburgh, Pennsylvania, which until January 13, 2011 had a class of securities registered pursuant to the Securities Exchange Act of 1934, had served as a director of Abigail Adams National Bancorp, Inc. (“Abigail Adams”), Washington, D.C., which until October 1, 2009 had a class of securities registered pursuant to the Securities Exchange Act of 1934; and also served as a director of First State Financial Corporation, Sarasota Florida, which until August 31, 2009, had a class of securities registered pursuant to the Securities Exchange Act of 1934.  Directors Neal W. Scaggs and Thomas W. Wright also served as directors of Portec Rail Products, Inc. and as directors of First State Financial Corporation.  Directors Scaggs, and Keith F. Molihan also serve as directors of Energy Services of America Corporation.  In addition, director Scaggs is a director of Champion Industries, Inc.

Nominating Committee
The Nominating Committee nominates individuals to serve on the Company’s Board of Directors, to serve on other committees of the Board of Directors, and to serve on the boards of directors of the Company’s subsidiaries.  The Nominating Committee currently consists of Messrs Scaggs, Molihan and Jackson, all of whom are independent directors as defined in the Nasdaq Stock Market Marketplace Rules.

The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business.  When considering a potential director candidate, the Nominating Committee evaluates the entirety of each candidate’s experience and qualifications.  The Committee looks for personal and professional integrity, demonstrated ability and judgment and business experience.  The Nominating Committee will review and consider director nominees recommended by shareholders.  There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether the nominee is recommended by a shareholder.

Audit Committee
The Audit Committee meets with the Company’s financial management, internal auditors and independent auditors and reviews the accounting principles and the scope and control of the Company’s financial reporting practices.  The Audit Committee makes reports and recommendations to the Board with respect to audit matters and oversees the internal audit function, reviews the internal audit reports, and provides direction for the resolution of internal audit findings and recommendations.  The Audit Committee also recommends to the Board the appointment of the firm selected to be independent certified public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent certified public accountants the Company's annual audit and annual consolidated financial statements; and reviews with management the status of internal accounting controls and internal audit procedures and results.

The Audit Committee consists of Messrs. Hatfield, Molihan, Scaggs, and Wright.  The Audit Committee is required to have and will continue to have at least three members, all of whom must be "independent directors" as defined in the Marketplace Rules of the Nasdaq Stock Market.

The Board determined that Messrs. Hatfield, Molihan, Scaggs, and Wright are financially literate in the areas that are of concern to the Company, and are able to read and understand fundamental financial statements.  The Board has also determined that Messrs. Hatfield, Molihan, Scaggs, and Wright each meet the independence requirements set forth in the Marketplace Rules of the Nasdaq Stock Market.

The Securities and Exchange Commission ("SEC") has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees.  One of the rules adopted by the SEC requires a company to disclose whether it has an "audit committee financial expert" serving on its audit committee.  Based on its review of the criteria of an audit committee financial expert under the rule adopted by the SEC, the Board of Directors does not believe that any member of the Board of Directors' Audit Committee could be described as an audit committee financial expert.  The Board has not yet determined whether to search for an audit committee financial expert or the appropriate process for such search.

Audit Committee Report
It is the responsibility of management to prepare the financial statements and the responsibility of Crowe Horwath LLP, the Company’s independent auditors, to audit the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

In connection with its review of the Company’s financial statements for 2013, the Audit Committee:

•	Has reviewed and discussed the audited financial statements with management;

•
Has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and has with the independent accountant the independent accountant’s independence.

The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls and considered the internal audit function’s organization, responsibilities, budget and staffing.  The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Premier Financial Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2013.

                      Members of the Audit Committee:

/s/ Keith F. Molihan, Chairman

/s/ Neal W. Scaggs

/s/ Harry M. Hatfield

/s/ Thomas W. Wright

Compensation Committee
The Compensation Committee consists of Messrs. Wright, Scaggs and Molihan, all of whom are independent directors as defined in the Nasdaq Stock Market Marketplace Rules. The Committee reviews and determines salaries and other benefits for executive and senior management of the Company and its subsidiaries, reviews and determines the employees to whom stock options are to be granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensation plans and arrangements. The Committee establishes the management compensation policy and the general compensation policies of the Company.

The Company’s Board of Directors has adopted a written charter for the Compensation Committee of the Board.  A copy of the written Compensation Committee charter was attached as Exhibit C to the 2013 annual meeting proxy statement.  Please review the Company’s Compensation Discussion and Analysis as well as the Compensation Committee Report below.

EXECUTIVE OFFICERS OF THE COMPANY

The individuals named in the following table are the executive officers of the Company under applicable SEC disclosure rules.  Except as otherwise indicated, each executive officer has held the position indicated for the last five years.

Name	Age	Position
Robert W. Walker	67	President and Chief Executive Officer
Brien M. Chase	49	Senior Vice President and Chief Financial Officer (Principal Accounting Officer)
Dennis Klingensmith	60	Senior Vice President, Premier (First Central Division President, Premier Bank)
Michael R. Mineer	47	Senior Vice President, Premier (President, Citizens Deposit Bank & Trust)
Scot A. Kelley	57	Vice President, Credit Administration
Katrina Whitt	39	Vice President, Human Resources

Mr. Walker has held this position since October, 2001.  From September, 1998 until October, 2001 Mr. Walker was President, Boone County Bank, Inc.  Prior to that time, Mr. Walker was a Regional Vice President at Bank One, West Virginia, N.A.  Mr. Walker also serves on the Company’s asset/liability management committee and is President and Chief Executive Officer of Premier Bank, Inc.

Mr. Chase began his duties as CFO of the Company in April, 2002.  From June 1994 to January 2001, Mr. Chase was corporate accounting manager for One Valley Bancorp, Inc.  He also served as controller for four of the One Valley Bancorp subsidiaries.  Prior to that time, Mr. Chase was the senior accountant for One Valley Bancorp for six years.  Mr. Chase also serves on the Company’s asset/liability management committee and is Chief Financial Officer of Premier Bank, Inc.

Mr. Klingensmith has held this position since June, 1998 and served as CEO of First Central Bank from November 2001 to April 2011.  On April 9, 2011, First Central Bank was merged into Premier Bank, Inc..  Mr. Klingensmith continues his role as President of the First Central Division of Premier Bank.  Prior to November 2001, Mr. Klingensmith was an area Chief Executive Officer for Bank One, West Virginia, N. A.  Mr. Klingensmith was also acting CEO of Citizens’ Bank (Kentucky), Inc. from November 2002 to February 2003 and acting CEO of Farmers Deposit Bank from June 2003 to October 2003.  Mr. Klingensmith also serves on the Company’s asset/liability management committee.

Mr. Mineer was appointed Senior Vice President of Premier on April 1, 2013.  Mr. Mineer joined Premier in October 2003 as President and CEO of Citizens Deposit Bank in Vanceburg, Kentucky.  Prior to October 2003, Mr. Mineer was a District Manager for U.S. Bank in-charge of multiple branches in Northern Kentucky.  Mr. Mineer also serves on the Company’s asset/liability management committee.

Mr. Kelley began his duties in charge of Credit Administration in August, 2003.  Prior to that time, Mr. Kelley served Bank One, West Virginia, N.A in several capacities including Manager of Credit Analysis, Internal Auditor and Branch Manager from 1991 to 2003.  Mr. Kelley was appointed as Vice President of the Company in March, 2008.  Mr. Kelley also serves as Executive Vice President and Chief Credit Officer of Premier Bank, Inc.

Ms. Whitt began her duties in charge of Human Resources in July, 2003.  From October 1998 to July 2003, Ms. Whitt was Human Resources Generalist for Applied Card Systems.  Ms. Whitt was appointed as Vice President of the Company in March, 2008.

For additional information about Mr. Walker, see "ELECTION OF DIRECTORS.”

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Premier has identified five executives that meet the definition of a “named executive officer” to be discussed in the Compensation Discussion and Analysis: the Chief Executive Officer, Robert W. Walker; the Chief Financial Officer, Brien M. Chase; Senior Vice President, Dennis J. Klingensmith; Senior Vice President Michael R. Mineer, and Vice President, Scot A. Kelley.  The following discussion details the Company’s goals in how it compensates these named executive officers, analyzes how the elements in the Company’s compensation programs meet these goals, discusses how the Company determines the actual amounts paid to the named executive officers and finally presents, in tabular form, the amounts of compensation paid to each named executive officer in 2013.

The objectives of Premier’s compensation program are to attract and retain qualified individuals of high integrity, to motivate them to achieve the goals set forth in the Company’s business plan; to link executive and stockholder interests through incentive-based compensation; and to enhance the Company’s performance, measured by both short-term and long-term achievements.  Premier believes these goals will provide consistent, long-term shareholder value as well as build a vibrant franchise that will attract locally well known community bankers and customers.

To achieve these goals, Premier compensates its named executive officers using a base salary, a performance based annual bonus, and stock option awards.  Premier believes the interests of the Company and its shareholders are served by this three-part approach.  Under this approach the compensation of executive officers involves a part of their pay that is “at risk”--namely, the annual bonus and any stock option awards.  The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on the performance of the respective executive officer, whereas stock option grants typically only have value to the executive officer if there is a rise in Premier’s stock price beyond the grant date.

To attract and retain qualified individuals of high integrity, Premier pays a competitive base salary to its executive officers and offers the option to participate in customary benefits such as medical insurance and a 401k retirement plan.  Salaries are commensurate with an individual’s experience; ability to lead, implement and achieve the Company’s strategic goals; capability in enhancing the Company’s performance in light of potentially adverse changes in banking regulation, interest rates, the local and/or national economy, and other factors beyond the influence of management; and the executive’s level of integrity in dealing with customers, employees, shareholders and the directorship.

To reward the named executive officers as well as other key employees of the Company, Premier pays a discretionary annual bonus.  The bonus rewards better than anticipated financial performance, such as asset growth, income enhancing strategies, expense reduction strategies, and non-performing asset resolution.  The bonus also rewards other events such as successful regulatory examinations, the ability to recruit replacement management, quality financial disclosures and controls, strategic acquisitions or dispositions and other events the Company may consider from time-to-time. The annual bonuses are entirely discretionary at the direction of the Board of Directors via the Compensation Committee.  They are not based on any formulaic quantification that would encourage the Company’s officers or the officers of its subsidiaries to choose one course of action over another.  Rather, the bonuses are subjective in their determination based upon the Compensation Committee’s determination, with the aid of the Chief Executive Officer, of the individual’s performance toward achieving the Company’s performance and improving overall shareholder value.

To reward long-term performance and enhancements to long-term shareholder value, Premier offers stock options to the named executive officers as well as other key employees of the Company.  Options are typically granted once a year, near the beginning of the year, in conjunction with a regularly scheduled board of directors meeting.  Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.  As a matter of practice, Premier does not reprice stock options.  To reward long-term performance, the options typically vest in three equal annual installments beginning on the grant date and have a maximum ten-year term.  Premier believes the vesting schedule also provides incentive for the named executive officers to continue their employment with the Company.

The annual bonus, number of stock options and salary increase, if any, are determined annually.  Premier uses surveys conducted by local state banking associations and other industry specific surveys to assess competitive market place compensation for its executive officers and uses ranges of compensation rather than specific targets.  The named executive officers do not have employment, severance or change-of-control agreements. They serve at the will of the Board of Directors, which enables Premier to terminate their employment with discretion as to the terms of any severance arrangement.

For any annual bonus, the Chief Executive Officer reviews the estimated full year financial results with the Board of Directors and, if appropriate, an annual bonus pool is determined.  Allocations from the pool are made to Premier’s subsidiary banks whose senior management make individual award recommendations.  Premier does not use rigid incentive formulas to determine the annual bonus, as simple formulas may tend to improperly favor one aspect of financial performance to the detriment of others, while complex formulas provide no real focus or are inevitably adjusted for unforeseen events.  A recommendation as to the bonus to be paid to each executive officer is based on an evaluation by the Chief Executive Officer of their individual performance for the prior year and their contribution toward Premier’s performance as a whole. After reviewing the final full year results, the Compensation Committee, with input from the Chief Executive Officer with respect to the other named executive officers and affiliate bank presidents, uses discretion in evaluating the individual award recommendations and determining the actual bonus amount to be awarded.  Premier believes that the annual bonus rewards those high-performing individuals who drive the financial results and long-term performance of the Company.

Similar to the annual bonus, the number of stock options granted to individuals is determined, with input from the Chief Executive Officer, by the Compensation Committee.  The number of stock options granted annually is modest so as to minimally affect diluted earnings per share either through the increase in the number of shares outstanding or through recorded stock compensation expense.  Stock options are granted with an exercise price equal to the closing price on the grant date and therefore only have value to the optionee if there is a rise in Premier’s stock price beyond the grant date.  Premier believes it is the accumulation of options over time that provides the real incentive for the named executive officers to propel the Company’s value to ever higher levels.

     On October 2, 2009, as part of the TARP Capital Purchase Program, the Company entered into a Purchase Agreement with the U.S. Treasury.  Pursuant to the Purchase Agreement, the Company issued and sold to the U.S. Treasury 22,252 shares of the Series A Preferred Stock and the Warrant to purchase 628,588 shares of the Company’s common stock, no par value, at an exercise price of $5.31 per share, for an aggregate purchase price of $22,252,000 in cash.  The TARP Purchase Agreement subjected the Company to certain of the executive compensation limitations included in the EESA.  As part of the Purchase Agreement, the Company adopted the U.S. Treasury’s standards for executive compensation and corporate governance for the period during which the U.S. Treasury owned any securities acquired from the Company pursuant to the Purchase Agreement or upon exercise of the Warrant (the “TARP Period”).

The ARRA and the Interim Final Rule imposed limitations on the Company’s executive compensation practices during the TARP Period (October 2, 2009 through August 10, 2012) by, among other things: (i) prohibiting the payment or accrual of any bonus, retention award or incentive compensation to the Company’s single most highly-compensated employee, except in the form and under the limited circumstances permitted by the Interim Final Rule; (ii) prohibiting the payment of golden parachute payments (as defined in the Interim Final Rule) to the Company’s Senior Executive Officers or any of our next five most highly-compensated employees upon a departure from the Company or due to a change in control of the Company, except for payments for services performed or benefits accrued; (iii) requiring the Company to “claw back” any bonus, retention award or incentive compensation paid (or under a legally binding obligation to be paid) to a Senior Executive Officer or any of the Company’s next 20 most highly-compensated employees if the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria; (iv) prohibiting the Company from maintaining any Employee Compensation Plan that would encourage the manipulation of reported earnings to enhance the compensation of any of the Company’s employees; (v) prohibiting the Company from maintaining any Senior Executive Officer Compensation Plans that encourage the Senior Executive Officers to take unnecessary and excessive risks that threaten the value of the Company; (vi) requiring the Company to limit any Employee Compensation Plan that unnecessarily exposes the Company to risk; (vii) prohibiting the Company from providing (formally or informally) “gross-ups” to any of the Company’s Senior Executive Officers or next 20 most highly-compensated employees; (viii) requiring that the Company disclose to the U.S. Treasury and the Company’s primary regulator the amount, nature and justification for offering the most highly-compensated employee any perquisites whose total value exceeds $25,000; (ix) requiring that the Company disclose to the U.S. Treasury and the Company’s primary regulator whether the Company, the Company’s Board of Directors or the Committee engaged a compensation consultant and the services performed by that compensation consultant and any of its affiliates; and (x) requiring that the Company disclose to the U.S. Treasury the identity of its Senior Executive Officers and next 20 most highly-compensated employees, identified by name and title and ranked in descending order of annual compensation.

The ARRA and the Interim Final Rule also required that the Company’s Board of Directors adopt a company-wide policy regarding “excessive or luxury expenditures,” which was adopted on December 16, 2009, and post this policy on the subsidiary banks’ websites.  The Company was also required to permit in its proxy statements for annual meetings a non-binding “say on pay” shareholder vote on the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the SEC.  The Company complied with the “say on pay” requirement in 2009, 2010, 2011 and 2012, and will continue to conduct a non-binding “say on pay” shareholder vote as required by Federal securities laws and regulations.  Additionally, the Company was required to establish a compensation committee consisting solely of independent directors for the purpose of reviewing employee compensation plans.  This compensation committee was required to meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Company from such plans.

On August 10, 2012, the U.S. Treasury successfully completed an auction of its investment in Premier’s Series A Preferred Stock along with similar investments the U.S. Treasury had made in 11 other financial institutions, principally to qualified institutional buyers.  Premier successfully bid to repurchase 10,252 shares of the 22,252 outstanding shares.  The remaining 12,000 shares are held by private investors.  The foregoing limitations on executive compensation (except for the “say on pay” shareholder vote and maintenance of a compensation committee, which are required by Federal securities laws and regulations) terminated upon completion of the U.S. Treasury’s auction of the Series A Preferred Stock on August 10, 2012.  Therefore the Company defines the TARP Period as being from October 2, 2009 through August 10, 2012.

In connection with the Company’s participation in the Capital Purchase Program, Mr. Walker, Mr. Chase, Mr. Klingensmith, and Mr. Kelley entered into letter agreements that modify all compensation and benefit plans during the TARP Period in which the executive officers participated to the extent necessary to comply with the executive compensation limitations under EESA.  The Company’s next 20 most highly-compensated employees (which included Mr. Mineer) also entered into letter agreements that modify all compensation and benefit plans in which the 20 most highly-compensated employees participated during the TARP Period to the extent necessary to comply with compensation limitations under the ARRA and the Interim Final Rule.

In arriving at its decision on 2013 executive compensation, the Compensation Committee took into account the affirmative shareholder “say on pay” vote at the previous annual meeting of shareholders and continued to apply the same principles in determining the amounts and types of executive compensation.  The specific compensation amounts for each of Premier’s named executive officers for 2013 reflect the continued strength and stability in the Company’s financial performance.  A more detailed analysis of Premier’s 2013 financial results is contained in the Management Discussion and Analysis section contained in the annual report to shareholders and our Form 10-K filed with the Securities and Exchange Commission.

In determining the named executive officers’ compensation for 2013, the Compensation Committee considered the Company’s performance during 2012.  Net income increased from $7,168,000 in 2011 to $10,323,000 for 2012, largely due to a decrease in operating expenses.  The Company sought and obtained regulatory permission to participate in the U.S. Treasury’s auction of Premier’s Series A Preferred Stock during the period of July 23, 2012 through July 26, 2012.  The auction was completed on August 10, 2012 and Premier successfully bid to repurchase 10,252 shares of the 22,252 outstanding shares.  At the auction’s closing price of $901.03 per share, Premier was able to preserve approximately $1.0 million of capital versus redeeming the Series A Preferred Stock at the liquidation preference of $1,000 per share.  The integration of the five subsidiary banks merged together in 2011 to form Premier Bank, continued in 2012, increasing the Company’s profitability while continuing to decrease the level of non-performing assets.  Overall, non-performing assets decreased by $10.3 million or 15.3% including a $16.5 million, or 39.1% decrease in non-accrual loans. Also, on August 27, 2012, the Company merged its three other subsidiary banks together in an effort reduce operating costs by merging Ohio River Bank and Farmers Deposit Bank into Citizens Deposit Bank.  Beginning with the third quarter of 2012, the Company reinstituted a quarterly dividend to its common stockholders of $0.11 per share.  Finally, similar to net income, earnings diluted per share increased from $0.74 in 2011 to $1.24 in 2012.

Based upon an evaluation of his contributions toward these and other events in 2012, his leadership performance, and his potential to improve long-term shareholder value, the Compensation Committee granted Mr. Walker a salary increase of $25,000 in 2013 to $350,000 annually.  Despite the specific accomplishments achieved by Premier in 2011 and Mr. Walker’s integral part in overseeing the successful conversion to the Fidelity Horizon integrated operating system, the ARRA and the Interim Final Rule imposed limitations on the Company’s executive compensation practices prohibiting the payment or accrual of any bonus, retention award or incentive compensation to Mr. Walker as the Company’s single most highly-compensated employee during the TARP Period.  The prohibitions also prevented Premier from granting Mr. Walker any additional stock options so long as the Company continued to participate in the Troubled Asset

Relief Program - Capital Purchase Program.  Considering the specific accomplishments achieved by Premier after the TARP Period ended in 2012, including the integration of three subsidiary banks, the termination of the Written Agreement with the Federal Reserve Bank of Richmond and the capital preserved by participating in the U.S. Treasury’s auction of the Company’s Series A Preferred Shares, the Compensation Committee awarded Mr. Walker a $35,000 cash bonus which was paid in December 2012.  In 2013, the Compensation Committee excluded Mr. Walker’s annual bonus determination from the annual bonus pool that is evaluated by the Compensation Committee for the other named executive officers and key employees during the first quarter of the calendar year.  Instead, Mr. Walker’s annual bonus was separately evaluated and paid during the middle of the calendar year commensurate with the Company’s overall performance.  Based on the Company’s financial performance through their meeting date in September 2013, the Compensation Committee awarded Mr. Walker at $30,000 cash bonus which was paid in October 2013.  Additional information on Mr. Walker’s 2013 compensation is detailed in the tables below.

Based upon an evaluation of his contributions toward achieving the Company’s performance in 2012 as summarized above, his leadership in providing clear, concise and quality financial disclosures to the Board of Directors and shareholders through Premier’s annual and quarterly reports and the proxy statement, and his potential to improve long-term shareholder value, the Compensation Committee granted Mr. Chase a salary increase to approximately $128,000 annually.  Considering the specific accomplishments achieved by Premier in 2012 and Mr. Chase’s integral part in the accounting for loans acquired at a discount, preparation of the regulatory filings to facilitate participation in the U.S. Treasury’s auction of its ownership in Premier’s Series A Preferred shares, preparation of the regulatory filings to merge Ohio River Bank and Farmers Deposit Bank into Citizens Deposit Bank, and Mr. Chase’s continued participation in the integration of the five subsidiary bank operations into Premier Bank, the Compensation Committee awarded Mr. Chase a $22,000 cash bonus which was paid in March 2013.  To continue to incent Mr. Chase to continue improve Premier’s financial performance, to continue with the successful integration of the five subsidiary banks and to reward him for long-term improvements in the stock’s value, the Compensation Committee granted him 5,000 options to buy Premier stock at $11.39 per share (the closing price on the March 20, 2013 grant date.)  This grant increased Mr. Chase’s total options to buy Premier stock to 51,500, some of which were exercised before the end of 2013.  Additional information on Mr. Chase’s 2013 compensation is detailed in the tables below.

Based upon an evaluation of his contributions toward achieving the Company’s performance in 2012, his banking insight as President of the First Central Division of Premier Bank, Inc. located in Premier’s fastest growing market, his leadership at First Central which brought in over $10.8 million of new deposits and $12.9 million of net new loan volume to the Company and his potential to improve long-term shareholder value, the Compensation Committee granted Mr. Klingensmith a salary increase to approximately $145,977 annually. Considering the specific accomplishments achieved by Premier and the First Central Division of Premier Bank in 2012, the Compensation Committee awarded Mr. Klingensmith a $10,000 cash bonus which was paid in March 2013.  To continue to incent Mr. Klingensmith to continue improve Premier’s financial performance and to reward him for long-term improvements in the stock’s value, the Compensation Committee granted him 3,000 options to buy Premier stock at $11.39 per share (the closing price on the March 20, 2013 grant date.)  This grant increased Mr. Klingensmith’s total options to buy Premier stock to 43,500, some of which were exercised before the end of 2013.  Additional information on Mr. Klingensmith’s 2013 compensation is detailed in the tables below.

Based upon an evaluation of his contributions toward achieving the Company’s performance in 2012, his banking insight as President of Citizens Deposit Bank adding $6.4 million of new deposit balances to the Company, his leadership in integrating the operations of the two subsidiary banks that were merged into Citizens Deposit Bank in 2012, and his potential to improve long-term shareholder value, the Compensation Committee granted Mr. Mineer a salary increase to approximately $155,000 annually. Considering the specific accomplishments achieved by Premier and Citizens Deposit Bank in 2012, the Compensation Committee awarded Mr. Mineer a $14,000 cash bonus which was paid in March 2013.  To continue to incent Mr. Mineer to continue improve Premier’s financial performance and to reward him for long-term improvements in the stock’s value, the Compensation Committee granted him 5,000 options to buy Premier stock at $11.39 per share (the closing price on the March 20, 2013 grant date.)  This grant increased Mr. Mineer’s total options to buy Premier stock to 37,900, some of which were exercised before the end of 2013.  Additional information on Mr. Mineer’s 2013 compensation is detailed in the tables below.

Based upon an evaluation of his contributions toward achieving the Company’s performance in 2012, his leadership over the evaluation, underwriting and presentation of larger loans to the Premier loan committee, his direct supervision over Premier’s lending policy and practices and his potential to improve long-term shareholder value by identifying and suggesting solutions to mitigate credit risk in the Company’s larger loan relationships, the Compensation Committee granted Mr. Kelley a salary increase to $85,000 annually.  Considering the specific accomplishments achieved by Premier in 2012 and his direct role in integrating the credit administration function of Premier Bank, Inc. including facilitating external reviews of the loan portfolio by banking regulators and other third parties, the Compensation Committee awarded Mr. Kelley an $8,500 cash bonus which was paid in March 2013.  To continue to incent Mr. Kelley to continue to improve Premier’s financial performance and to reward him for long-term inprovements in the stock’s value, the Compensation Committee granted him 2,500 options to buy Premier stock at $11.39 per share (the closing price on the March 20, 2013 grant date.)  This grant increased Mr. Kelley’s total options to buy Premier stock to 23,650, some of which were exercised before the end of 2013.  Additional information on Mr. Kelley’s 2013 compensation is detailed in the tables below.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above.  Based on such review and discussions, the compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Premier’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

How Compensation Plans Do Not Encourage Excessive Risk Taking
The compensation plans of the Company consist of three basic components, an annual salary, an annual bonus, and grants of stock options.  The annual bonus and the granting of stock options are entirely discretionary at the direction of the Board of Directors via the Compensation Committee.  They are not based on any formulaic quantification that would encourage the Company’s officers or the officers of its subsidiaries to choose one course of action over another.  Rather, the bonuses and the amount of stock options granted are subjective in their determination based upon the Compensation Committee’s determination, with the aid of the Chief Executive Officer, of the individual’s performance toward achieving the Company’s performance and improving overall shareholder value.  The annual bonus is relatively small in comparison to an employee’s annual salary.  Furthermore, the named executive officers and the next twenty highest paid employees have signed letter agreements with the Company acknowledging that their bonuses paid during the TARP Period are subject to “clawback” provisions should any bonus recipient contribute to manipulation of reported earnings or any other statistic that would enhance the employee’s individual bonus.  The Company believes that the “clawback” provision as well as the risk of losing their entire salary in the event of termination is sufficient to deter the manipulation of reported earnings or the taking of excessive risks the would threaten the value of the Company.

Given (i) the long term incentive aspect of the base salary and stock option components of the Company’s compensation plan, (ii) the absence of any specific incentive formula in the annual bonus component, (iii) the “clawback” provisions related to the bonus paid during the TARP Period, (iv) that the named executive officers do not have employment, severance or change-of-control agreements but serve at the will of the Board of Directors, and (v) the limitations imposed by ARRA and the Interim Final Rule during the TARP Period, the Company does not believe its compensation plans encourage SEOs or any other employees to take unnecessary and excessive risks, including behavior focused on short term rather than long term results and value creation, or encourage manipulation of reported earnings to enhance employee compensation.

Members of the Compensation Committee:

/s/ Thomas W. Wright, Chairman

/s/ Keith F. Molihan

/s/ Neal W. Scaggs

Summary Compensation Table
The following table summarizes compensation earned in each of the three years ended December 31, 2013 by the Company's named executive officers.

Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation (2) (3) ($)	Total ($)
Robert W. Walker (4)	2013	350,000	30,000	---	19,031	399,031
President and CEO	2012	325,000	35,000	---	24,650	384,650
	2011	300,000	---	---	21,782	321,782
Brien M. Chase	2013	128,000	22,000	14,250	7,042	171,292
Senior Vice President	2012	121,680	20,000	23,400	6,712	171,792
and CFO	2011	117,000	20,000	16,300	6,532	159,832
Dennis J. Klingensmith	2013	145,977	10,000	8,550	7,549	172,076
Senior Vice President and	2012	140,288	10,000	18,720	7,224	176,232
EVP Premier Bank	2011	137,537	10,000	13,040	7,114	167,691
Michael R. Mineer	2013	155,000	14,000	14,250	11,548	194,798
Senior Vice President and	2012	146,035	12,000	18,720	10,931	187,686
President, Citizens Deposit Bank	2011	143,172	12,000	13,040	10,618	178,830
Scot A. Kelley	2013	85,000	8,500	7,125	4,950	105,575
Vice President -	2012	80,000	8,500	15,210	4,757	108,467
Credit Administration	2011	74,148	8,250	9,780	4,400	96,578

________________________

(1)
The amounts reported in this column represent the number of options granted times the grant date fair value of stock options granted to each of the named executive officers in accordance with FASB Topic 718.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  More information about stock compensation expense, including the assumptions used in the calculation of the fair value, is included in footnote 14 to our audited financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.  These amounts reflect the Company's accounting expense for these awards and do not necessarily correspond to the actual value that may be ultimately recognized by the named executive officers.

(2)
The Company provides automobiles to Mr. Walker, Mr. Klingensmith and Mr. Mineer due to their extensive travel for business purposes.  The Company's expense for providing the vehicle for the executive's personal use along with all other perquisites does not exceed $10,000 and therefore is not included in this table.

(3)
All other compensation consists of the Company's matching contributions to the executive's 401k plan account and amounts paid by the Company for the executive's participation in the Company’s benefit programs.

(4)
Premier's participation in the TARP Capital Purchase Program from October 2, 2009 through August 10, 2012 prohibited Mr. Walker, as the Company’s highest paid executive officer, from receiving a cash bonus or stock options.  The amount presented for the 2012 bonus reflect payments made in the fourth quarter of 2012 related to Mr. Walker's performance after August 10, 2012.  The amount presented for 2013, 2012 and 2011 all other compensation includes $8,637, $14,437 and $12,037 of matching contributions to Mr. Walker’s 401k plan account, respectively.

Grants of Plan Based Awards in Fiscal Year 2013
The following table provides information about options granted to the named executive officers in 2013

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Robert W. Walker	Mar-20-2013	n/a	---	---	---
Brien M. Chase	Mar-20-2013	n/a	5,000	11.39	14,250
Dennis J. Klingensmith	Mar-20-2013	n/a	3,000	11.39	8,550
Michael R. Mineer	Mar-20-2013	n/a	5,000	11.39	14,250
Scot A. Kelley	Mar-20-2013	n/a	2,500	11.39	7,125

________________________

(1)
Options awarded in 2013 vest in three equal annual installments beginning on March 20, 2014.  The exercise price of the options awarded in 2013 was the closing price on March 20, 2013, the date of grant.  The $2.85 per share grant date fair value of each option awarded was determined in accordance with FASB Topic 718 as more fully described in footnote 14 to Premier's December 31, 2013 Financial Statements.

Outstanding Equity Awards at 2013 Fiscal Year-End
The following table provides information on the current holdings of stock options by the named executive officers.  This table includes unexercised and unvested option awards.  Each option grant is shown separately for each named executive officer.

	Option Awards
	Number of Securities Underlying Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
	Exercisable	Unexercisable	(#)	($)	Date
Robert W. Walker	10,000	0	n/a	6.55	Feb-18-2019
	10,000	0	n/a	12.92	Feb-20-2018
	5,000	0	n/a	14.22	Jan-17-2017
	5,000	0	n/a	16.00	Feb-16-2016
	5,000	0	n/a	11.62	Jan-19-2015
Brien M. Chase	0	5,000	n/a	11.39	Mar-20-2023
	3,334	6,666	n/a	7.47	Mar-21-2022
	6,667	3,333	n/a	6.95	Mar-16-2021
	5,000	0	n/a	8.90	Mar-17-2020
	2,100	0	n/a	6.55	Feb-18-2019
	5,000	0	n/a	12.92	Feb-20-2018
	2,500	0	n/a	14.22	Jan-17-2017
	2,500	0	n/a	16.00	Feb-16-2016
	2,500	0	n/a	11.62	Jan-19-2015
Dennis J. Klingensmith	0	3,000	n/a	11.39	Mar-20-2023
	2,667	5,333	n/a	7.47	Mar-21-2022
	5,334	2,666	n/a	6.95	Mar-16-2021
	2,000	0	n/a	8.90	Mar-17-2020
	3,000	0	n/a	12.92	Feb-20-2018
	3,000	0	n/a	14.22	Jan-17-2017
	3,000	0	n/a	16.00	Feb-16-2016
	3,000	0	n/a	11.62	Jan-19-2015
Michael R. Mineer	0	5,000	n/a	11.39	Mar-20-2023
	2,667	5,333	n/a	7.47	Mar-21-2022
	5,334	2,666	n/a	6.95	Mar-16-2021
	3,000	0	n/a	8.90	Mar-17-2020
	2,700	0	n/a	6.55	Feb-18-2019
	2,700	0	n/a	12.92	Feb-20-2018
	2,500	0	n/a	14.22	Jan-17-2017
	2,500	0	n/a	16.00	Feb-16-2016
	2,500	0	n/a	11.62	Jan-19-2015
Scot A. Kelley	0	2,500	n/a	11.39	Mar-20-2023
	2,167	4,333	n/a	7.47	Mar-21-2022
	0	2,000	n/a	6.95	Mar-16-2021
	2,000	0	n/a	8.90	Mar-17-2020
	1,500	0	n/a	12.92	Feb-20-2018
	1,500	0	n/a	14.22	Jan-17-2017
	1,000	0	n/a	16.00	Feb-16-2016
	1,000	0	n/a	11.62	Jan-19-2015

Director Compensation
The following table summarizes compensation earned in 2013 by the Company's directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Toney K. Adkins	12,000	n/a	n/a	12,000
Harry M. Hatfield	12,000	n/a	n/a	12,000
Lloyd G. Jackson II	12,000	n/a	n/a	12,000
Keith F. Molihan	12,000	n/a	n/a	12,000
Marshall T. Reynolds	12,000	n/a	n/a	12,000
Neal W. Scaggs	12,000	n/a	n/a	12,000
Robert W. Walker	(1)	n/a	n/a	0
Thomas W. Wright	12,000	n/a	n/a	12,000

________________________

(1)	In accordance with Company policy, as an employee of the Company, Mr. Walker does not receive any director compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2013, the Company's subsidiary banks have had, and expect to have in the future to the extent permitted by applicable federal and state banking laws, lending transactions with certain of the directors and officers of the Company and its subsidiaries and their affiliates and associates.  The transactions, which at times involved loans in excess of $120,000, were in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not related to the Company or its subsidiaries, and did not involve more than the normal risk of collectability or present other unfavorable features.  The Company's subsidiary banks are subject to federal laws and regulations governing loans to officers and directors.  In addition, the Company’s banking subsidiaries have engaged, and in the future may engage, in transactions with such persons and their affiliates and associates as a depositary of funds, transfer agent, registrar, fiduciary and provider of other similar services.

The Company has adopted a policy to conduct an appropriate review of all related party transactions on an ongoing basis, pursuant to which all material or related transactions with any director, officer or employee or other person or entity with which such director, officer, or employee is affiliated must be on terms no less favorable to the corporation than those that are generally available from unaffiliated third parties and must be approved and ratified by the audit committee by majority vote of its members who do not have an interest in the transaction.

During the years ended December 31, 2013, 2012, and 2011, the Company or its subsidiaries have paid approximately $339,000, $385,000, and $562,000, respectively, for commercial printing services, statement rendering services and office supplies and furniture to Champion Industries, Inc., Huntington, West Virginia, of which the Company's Chairman of the Board, Marshall T. Reynolds, is Chief Executive Officer and a principal shareholder and the Company’s director Toney K. Adkins was President and Chief Operating Officer through December 31, 2011.

The Company or its subsidiaries have paid The Harrah and Reynolds Corporation, a corporation controlled by Marshall T. Reynolds, approximately $835,000, $797,000, and $863,000 in 2013, 2012, and 2011, respectively, to permit employees of the Company and its subsidiaries to participate in a medical benefit plan sponsored and administered by The Harrah and Reynolds Corporation.

The Company leases its headquarters facility at 2883 Fifth Avenue, Huntington, West Virginia from River City Properties, LLC, an entity 12.5% owned by Chairman of the Board of Directors Marshall T. Reynolds.  The lease, for 5,900 square feet, had a 5 year term commencing in September 2002 and has been subsequently renewed for additional five year terms ending in September 2017, with annual rent of $8.50 per square foot the first year and thereafter inflation adjusted.  The Company believes that the terms of this lease, which were approved by the Board of Directors, are no less favorable to the Company than those available from unrelated third parties. Annual lease payments totaled approximately $52,000, $52,000 and $52,000 in 2013, 2012 and 2011, respectively.

On April 30, 2008, the Company executed and delivered to First Guaranty Bank of Hammond, Louisiana a Promissory Note and Business Loan Agreement dated April 30, 2008 for the principal amount of $11,550,000 bearing interest floating daily at the “Wall Street Journal” prime rate (the “Index”) minus 1.00% and requiring 59 monthly principal payments of $50,000 and one final payment of $8,600,000 due at maturity on April 30, 2013.  On April 25, 2013, the Company executed and delivered to First Guaranty Bank, a Change in Terms Agreement whereby the maturity date was extended to April 30, 2020, the required monthly principal payment was increased to $86,000 and the interest charged was modified to float daily at the Index plus 0.75%, initially 4.00%, with an interest rate floor of 4.00% per annum and an interest rate ceiling of 10.00% per annum.  At the time of the Change in Terms Agreement, the principal balance on the note was approximately $7,222,000.  The note continues to be secured by a pledge of 25% of Premier’s interest in Premier Bank (a wholly owned subsidiary) under a Commercial Pledge Agreement modified on May 3, 2011.  The initial proceeds of this note were used to fund the $9,000,000 of cash needed to purchase Traders Bankshares, Inc. and to refinance the remaining $2,550,000 balance of Premier’s outstanding note with First Guaranty Bank dated January 31, 2006.

In conjunction with the Change in Terms Agreement with First Guaranty Bank, the Company executed and delivered another Change in Terms Agreement modifying its Promissory Note and Business Loan Agreement dated June 30, 2011 that established a Line of Credit with the bank bearing interest floating daily at the “Wall Street Journal” prime rate (currently 3.25%), with a floor of 4.50%.  Under the terms of the Promissory Note, the Company may request and receive advances from First Guaranty Bank from time to time.  Accrued interest on any amounts outstanding is payable monthly, and any amounts outstanding are payable on demand or at maturity.  The Promissory Note is also secured by the pledge of 25% of Premier’s interest in Premier Bank (a wholly owned subsidiary) under a Commercial Pledge Agreement modified on June 30, 2012.  The Change in Terms Agreement increased the principal amount available to $3,000,000 and extended the right to request and receive monies on the Line of Credit from June 30, 2013 to June 30, 2016.  The interest rate on the Line of Credit will remain floating daily at the “Wall Street Journal” prime rate (currently 3.25%), with a floor of 4.50% through the modified June 30, 2016 maturity date.  At December 31, 2013, the Company had no outstanding debt on this line of credit from First Guaranty Bank.

Premier’s Chairman owns approximately 26.1% of the voting stock of First Guaranty Bancshares, Inc. the parent company of First Guaranty Bank.  However, Premier’s board of directors determined during its vote to authorize the company to enter into the loan transaction that the terms of the financing, including the interest rate and collateral, were no less favorable than those which could be obtained from other financial institutions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of filings with the SEC and representations that no other reports were required, the Company believes that all of the Company’s directors and executive officers complied during fiscal 2013 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 except that Director Harry M. Hatfield filed one late report with respect to one transaction reporting his shares acquired on November 25, 2013.

INDEPENDENT PUBLIC ACCOUNTANTS
 (Item 2 on Proxy)

At its meeting held on April 16, 2014, the Audit Committee appointed Crowe Horwath LLP to serve as the Company’s independent public accountants and auditors for the fiscal year ending December 31, 2014.  Crowe Horwath LLP has served as the Company’s independent public accountants and auditors since the 1995 fiscal year.

Representatives of Crowe Horwath LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees
Audit fees and expenses billed to the Company by Crowe Horwath LLP for the audit of the Company's financial statements for the fiscal years ended December 31, 2013 and December 31, 2012, and for review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q, are as follows:

Fiscal 2013	Fiscal 2012
$ 258,500	$ 185,000

Audit Related Fees
Audit related fees and expenses billed to the Company by Crowe Horwath LLP for years 2013 and 2012 for services related to the performance of the audit or review of the Company's financial statements that were not included under the heading "Audit Fees", are as follows:

Fiscal 2013	Fiscal 2012
$ 0	$ 48,250

Tax Fees
Tax fees and expenses billed to the Company by Crowe Horwath LLP for fiscal years 2013 and 2012 for services related to tax compliance, tax advice and tax planning, consisting primarily of preparing the Company's federal and state income tax returns for the previous fiscal periods and inclusive of expenses are as follows

Fiscal 2013	Fiscal 2012
$ 54,195	$ 75,035

All Other Fees
Fees and expenses billed to the Company by Crowe Horwath LLP for all other services provided during fiscal years 2013 and 2012 are as follows:

Fiscal 2013	Fiscal 2012
$ 0	$ 7,650

In 2004, the Audit Committee established a policy whereby the independent auditor is required to seek pre-approval by the Committee of all audit and permitted non-audit services by providing a prior description of the services to be performed and specific estimates for each such service.

The Audit Committee approved all of the services performed by Crowe Horwath LLP during fiscal 2013.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services described above is compatible with maintaining the independent accountant’s independence.

The Company’s Board of Directors recommends that shareholders vote "FOR" ratification of the appointment of Crowe Horwath LLP as the Company's independent accountants for the 2014 fiscal year.

The appointment of Crowe Horwath LLP will be deemed ratified if votes cast in favor of the proposal exceed votes cast against it.  Abstentions will not be counted as votes cast either for or against the proposal.

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
(Item 3 on Proxy)

As described above in the “Compensation Discussion and Analysis” section beginning on page 14 and in the compensation tables beginning on page 21 of this proxy statement, the Company’s compensation programs are designed to:

•	attract and retain qualified individuals of high integrity;
•	motivate them to achieve the goals set forth in the Company’s business plan
•	link executive and stockholder interests through incentive-based compensation
•	enhance the Company’s performance, measured by both short-term and long-term achievements.

We believe that our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue.  Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) we are submitting a proposal allowing our shareholders to cast an advisory vote on our compensation program at the annual meeting of shareholders. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder of Premier Financial Bancorp, Inc., an opportunity to endorse or not endorse the compensation we pay to our named executive officers through the following resolution:

“RESOLVED, that the shareholders of Premier Financial Bancorp, Inc. approve the compensation of its executive officers included in the Summary Compensation Table in this Proxy Statement, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of the named executive officers (together with the accompanying narrative disclosure) contained in this Proxy Statement.”

Your vote is advisory and will not be binding upon our Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  We believe that both the Company and its shareholders benefit from maintaining a constructive dialogue with its shareholders. This proposal is only one part of our corporate governance program and practices that maintain this dialogue with our shareholders and our commitment to the creation of long-term shareholder value.

The Company’s Board of Directors recommends that shareholders vote "FOR" the resolution to approve the compensation of named executive officers employed by the Company as described in the Compensation Discussion and Analysis and accompanying tables beginning on page 14.

The Company’s executive compensation disclosed in this proxy statement will be approved if votes cast in its favor of the proposal exceed votes cast against it.  Abstentions will not be counted as votes cast either for or against the proposal.

At the 2013 annual meeting of shareholders, we provided our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for the 2013 annual meeting, and our shareholders approved the proposal, with more than 98% of the votes cast in favor.

CODE OF ETHICS

The Board of Directors adopted a Code of Business Conduct and Ethics on November 19, 2003 that applies to all of the Company's officers, directors and employees and a Code of Ethics for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Accounting Officer which supplements our Code of Business Conduct and Ethics (collectively the "Codes") which are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws.  We have filed copies of the Codes with the SEC as an exhibit to our December 31, 2003 annual report on Form 10-K.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at the 2015 Annual Meeting of Shareholders must be received by the Company by January 15, 2015 in order to be considered for inclusion in the Proxy Statement for the 2015 Annual Meeting of Shareholders.  In addition, the proxy solicited by the Board of Directors for the next annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at the meeting, unless the Company is provided with notice of such proposal no later than March 31, 2015.  However, even if notice is timely received, the proxies may nevertheless be entitled to exercise discretionary authority on the matter to the extent permitted by Securities and Exchange Commission regulations.

OTHER MATTERS

The only matters to be considered at the meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Annual Meeting of Shareholders and routine matters incident to the conduct of the meeting.  However, if any other matters should properly come before the meeting or any adjournment thereof, the Board of Directors intends that the persons named in the accompanying proxy form, or their substitutes, will vote the shares represented by such proxy form in accordance with their best judgment on such matters.

By Order of the Board of Directors,

/s/ Toney K. Adkins
Toney K. Adkins
                           Secretary

Huntington, West Virginia
May 15, 2014

REVOCABLE PROXY
PREMIER FINANCIAL BANCORP, INC.

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1.    By Telephone (using a Touch-Tone Phone); or
2.    By Internet; or
3.    By Mail.

To Vote by Telephone:
Call 1-888-296-0156 Toll-Free on a Touch-Tone
Phone anytime prior to 3 a.m., June 18, 2014.

To Vote by Internet:
Go to http://www.rtcoproxy.com/pfbi prior to 3 a.m., June 18, 2014.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.
	Mark here if you plan to attend the meeting.	☐
	Mark here for address change.	☐

Annual Meeting Materials are available at:	Comments:
http://www.cfpproxy.com/4881

FOLD HERE IF YOU ARE VOTING BY MAIL PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	With- For All For hold Except
1. ELECTION OF DIRECTORS: To elect as directors the following eight (8) nominees: Nominees:		☐ ☐ ☐	2. 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Crowe Horwath, LLP as the Company's independent auditors for the fiscal year ending December 31, 2014.	For Against Abstain ☐ ☐ ☐
(01) Toney K. Adkins (04) Keith F. Molihan (07) Robert W. Walker	(02) Harry M. Hatfield (05) Marshall T. Reynolds (08) Thomas W. Wright	(03) Lloyd G. Jackson II (06) Neal W. Scaggs	3. 3. ADVISORY (Non-Binding) PROPOSAL ON EXECUTIVE COMPENSATION. To consider and approve the Company's executive compensation in an advisory vote.	For Against Abstain ☐ ☐ ☐
INSTRUCTION: To withhold authority to vote for any nominee (s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.			5. 4. OTHER BUSINESS. To transact such other matters as may properly be brought before the Annual Meeting or any adjournment thereof. (The Board of Directors does not know of any such other matters).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1, A VOTE “FOR” ITEM 2, AND A VOTE “FOR” ITEM 3.
Information regarding the matters to be acted upon at the meeting is contained in the Notice of Annual Meeting of Shareholders and the Proxy Statement accompanying this proxy.
Please be sure to date and sign this proxy card in the box below.		Date

Sign above Co-holder (if any) sign above

Please sign exactly as your name(s) appear(s) on your stock certificate(s).  When signing as attorney, executor, administrator, trustee or guardian, please give full title.  If more than one trustee, all should sign. All joint owners must sign.

PREMIER FINANCIAL BANCORP, INC. — ANNUAL MEETING, JUNE 18, 2014

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/4881

You can vote in one of three ways:

1.	Call toll free 1-888-296-0156 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/pfbi and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY
PREMIER FINANCIAL BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
June 18, 2014
10:30 a.m. local time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, the undersigned shareholder of PREMIER FINANCIAL BANCORP, INC. (“Company”), Huntington, West Virginia, does hereby nominate, constitute and appoint

TONEY K. ADKINS and KEITH F. MOLIHAN

or any of them (with full power to act alone), my true and lawful attorney(s) and proxy(ies) with full power of substitution, for me and in my name, place and stead, to vote all of the Common Stock of the Company standing in my name on its books at the close of business on April 30, 2014, at the Annual Meeting of Shareholders to be held at the Pullman Plaza  Hotel, 1001 3rd Avenue, Huntington, West Virginia, on June 18, 2014, at 10:30 a.m. (eastern daylight time), and at any adjournment thereof, with all the powers the undersigned would possess if personally present as follows:

This proxy is solicited by the Board of Directors and will be voted as specified and in accordance with the accompanying proxy statement.  If no instruction is indicated, then the above named proxies, or any one of them,  will vote the shares represented “FOR” all of the nominees listed in Item #1, “FOR” Item #2, and “FOR” Item #3 and in accordance with their discretion on any other business that may properly come before the meeting.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR
COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
 IN THE ENCLOSED POSTAGE-PAID ENVELOPE.